Exhibit 4.12

FORM OF GUARANTEE AGREEMENT

FPIC INSURANCE GROUP, INC.

Dated as of

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS AND INTERPRETATION SECTION

SECTION 1.1.	Definitions and Interpretation.	1

ARTICLE II.

TRUST INDENTURE ACT

SECTION 2.1.	Trust Indenture Act; Application	4
SECTION 2.2.	Lists of Holders of Capital Securities.	5
SECTION 2.3.	Reports by the Guarantee Trustee.	5
SECTION 2.4.	Periodic Reports to Guarantee Trustee.	5
SECTION 2.5.	Evidence of Compliance with Conditions Precedent.	5
SECTION 2.6.	Conflicting Interests.	5

ARTICLE III.

POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1.	Powers and Duties of the Guarantee Trustee.	6
SECTION 3.2.	Certain Rights of the Guarantee Trustee.	7
SECTION 3.3.	Not Responsible for Recitals or Issuance of Guarantee.	9
SECTION 3.4.	Events of Default; Waiver.	9
SECTION 3.5.	Events of Default; Notice.	9

ARTICLE IV.

THE GUARANTEE TRUSTEE SECTION

SECTION 4.1.	The Guarantee Trustee; Eligibility.	10
SECTION 4.2.	Appointment, Removal and Resignation of the Guarantee Trustee.	10

ARTICLE V.

GUARANTEE SECTION

SECTION 5.1.	Guarantee.	11
SECTION 5.2.	Waiver of Notice and Demand.	11
SECTION 5.3.	Obligations Not Affected.	12
SECTION 5.4.	Rights of Holders.	12
SECTION 5.5.	Guarantee of Payment.	13

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SECTION 5.6.	Subrogation.	13
SECTION 5.7.	Independent Obligations.	13

ARTICLE VI.

LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1.	Limitation of Transactions.	13
SECTION 6.2.	Ranking.	14

ARTICLE VII.

TERMINATION

SECTION 7.1.	Termination.	14

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.1.	Exculpation.	14
SECTION 8.2.	Indemnification.	15

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1.	Successors and Assigns.	15
SECTION 9.2.	Amendments.	16
SECTION 9.3.	Notices.	16
SECTION 9.4.	Benefit.	17
SECTION 9.5.	Governing Law.	17
SECTION 9.6.	Counterparts.	17

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GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (the “Guarantee”), dated as of                     , is executed and delivered by FPIC Insurance Group, Inc., an insurance holding company incorporated in Florida (the “Guarantor”), and                             , a Delaware banking corporation, as trustee (the “Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of FPIC Capital Trust              a Delaware statutory trust (the “Issuer”).

WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the “Declaration”), dated as of                     , among the trustees named therein of the Issuer, FPIC Insurance Group, Inc., as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof securities, having an aggregate liquidation amount of $                , designated in the Declaration as                      (the “Capital Securities”); and

WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of the Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

ARTICLE I.

DEFINITIONS AND INTERPRETATION SECTION

SECTION 1.1.	Definitions and Interpretation.

In this Guarantee, unless the context otherwise requires:

(a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b) a term defined anywhere in this Guarantee has the same meaning throughout;

(c) all references to “the Guarantee” or “this Guarantee” are to this Guarantee as modified, supplemented or amended from time to time;

(d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

(e) terms defined in the Declaration as of the date of execution of this Guarantee have the same meanings when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires;

(f) a term defined in the Indenture (as defined herein) has the same meaning when used in this Guarantee unless otherwise defined in this Guarantee or the context otherwise requires; and

(g) a reference to the singular includes the plural and vice versa.

“Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in Wilmington, Delaware, the City of New York or Jacksonville, Florida are permitted or required by law or executive order to close.

“Common Securities” has the meaning specified in the Declaration.

“Corporate Trust Office” means the office of the Guarantee Trustee at which at any particular time its corporate trust business shall be principally administered, which at all times shall be located within the United States and at the time of the execution of this Guarantee shall be                                                                                  .

“Covered Person” means any Holder of Capital Securities.

“Debenture Issuer” means FPIC Insurance Group, Inc. or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures.

“Debentures” means the junior subordinated debentures of the Debenture Issuer that are designated in the Indenture as the “            % Junior Subordinated Debt Securities due                     ” and held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

“Event of Default” has the meaning set forth in Section 3.4.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Capital Securities, to the extent the trust shall have funds available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the “Redemption Price”) with respect to any Capital Securities called for redemption, to the extent the Issuer shall have funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with a distribution of the Debentures to the Holders in exchange for Capital Securities or the redemption, exchange or conversion of all of the Capital Securities as provided in the Declaration), the lesser of (A) the aggregate of the liquidation amount of $                 per Capital Security, and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer has funds available therefor at such time (the “Liquidation Distribution”), and (B) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer, as required by applicable law.

“Guarantee Trustee” means                             , until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

“Holder” means any Person in whose name any Capital Securities are registered on the books and records of the Issuer; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor.

“Indemnified Person” means the Guarantee Trustee (including in its individual capacity), any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

“Indenture” means the Indenture, dated as of                     , between the Debenture Issuer and                             , not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Institutional Trustee of the Issuer.

“Liquidation Distribution” has the meaning set forth in the definition of “Guarantee Payments” herein.

“List of Holders” has the meaning set forth in Section 2.2 of this Guarantee.

“Majority in liquidation amount of the Capital Securities” means Holder(s) of outstanding Capital Securities, voting together as a class, but separately from the holders of Common Securities, of more than 50% of the aggregate liquidation amount (including the amount that would be paid upon the redemption, liquidation or otherwise on the date upon which the voting percentages are determined, plus unpaid Distributions accrued thereon to such date) of all Capital Securities then outstanding.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary. Any Officers’ Certificate delivered by the Issuer shall be signed by at least one Trustee who is an employee or officer of, or is affiliated with, the Guarantor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c) a statement that each officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Responsible Officer” means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of any matters relating to this Guarantee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as it may be amended from time to time, or any successor legislation.

“Trust Securities” means the Common Securities and the Capital Securities.

ARTICLE II.

TRUST INDENTURE ACT

SECTION 2.1.	Trust Indenture Act; Application

(a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions; and

(b) if and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2.	Lists of Holders of Capital Securities.

(a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities (“List of Holders”) as of such date, (i) within five Business Days after              and                  of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of the date no more than 15 days before such List of Holders is given to the Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or the Capital Securities are represented by one or more global securities (in accordance with the Indenture). The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders previously given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3.	Reports by the Guarantee Trustee.

On or before                      of each year, commencing                     , 200     the Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.	Periodic Reports to Guarantee Trustee.

The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the time required by Section 314 of the Trust Indenture Act.

SECTION 2.5.	Evidence of Compliance with Conditions Precedent.

The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of any Officers’ Certificate.

SECTION 2.6.	Conflicting Interests.

The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

ARTICLE III.

POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1.	Powers and Duties of the Guarantee Trustee.

(a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4 (b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Capital Securities.

(c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 3.4(b)) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(i) prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

(B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Guarantee;

(ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

(iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Guarantee, or security and indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2.	Certain Rights of the Guarantee Trustee.

(a) Subject to the provisions of Section 3.1:

(i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officer’s Certificate.

(iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate of the Guarantor which, upon receipt of such request, shall be promptly delivered by the Guarantor.

(iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other writing (or any rerecording, refiling or reregistration thereof).

(v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

(vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Guarantee Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

(vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee’s or its agent’s taking such action.

(x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

(xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

(b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.	Not Responsible for Recitals or Issuance of Guarantee.

The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

SECTION 3.4.	Events of Default; Waiver.

(a) An “Event of Default” under this Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder; provided that, except with respect to a default in respect of any payment due under this Guarantee, the Guarantor will have received notice of such default and will not have cured the default within 90 days of receipt of such notice of default.

(b) The Holders of a Majority in liquidation amount of the Capital Securities may, voting or consenting as a class, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 3.5.	Events of Default; Notice.

(a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, however, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

(b) The Guarantee Trustee shall not be charged with knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice thereof from the Guarantor or a Holder of the Capital Securities, or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have actual knowledge thereof.

ARTICLE IV.

THE GUARANTEE TRUSTEE SECTION

SECTION 4.1.	The Guarantee Trustee; Eligibility.

(a) There shall at all times be a Guarantee Trustee which shall:

(i) not be an Affiliate of the Guarantor; and

(ii) be a corporation or national association organized and doing business under the laws of the United States of America or any state thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set forth in Section 4.2(c).

(c) If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2.	Appointment, Removal and Resignation of the Guarantee Trustee.

(a) Subject to Section 4.2(b) hereof, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

(b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) hereof, until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

(c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

(d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

(e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

(f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

ARTICLE V.

GUARANTEE SECTION

SECTION 5.1.	Guarantee.

The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense (except defense of payment by the Issuer), right of set-off or counterclaim that the Issuer may have or assert. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2.	Waiver of Notice and Demand.

The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3.	Obligations Not Affected.

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

(b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the price payable upon the redemption of the Capital Securities, the Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for the payment of the Distributions, the price payable upon the redemption of the Capital Securities, the Liquidation Distribution or other sums payable that results from the extension of any interest payment period on the Debentures);

(c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

(d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

(e) any invalidity of, or defect or deficiency in, the Capital Securities;

(f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4.	Rights of Holders.

(a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee.

(b) If the Guarantee Trustee fails to enforce this Guarantee any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee’s rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

SECTION 5.5.	Guarantee of Payment.

This Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6.	Subrogation.

The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by applicable provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7.	Independent Obligations.

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

ARTICLE VI.

LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1.	Limitation of Transactions.

So long as any Capital Securities remain outstanding, if (a) any event shall have occurred that, to the actual knowledge of the Guarantor, constitutes an Event of Default, as defined in the Indenture, and the Guarantor shall not have taken reasonable steps to cure such Event of Default, (b) the Guarantor shall be in default of its obligations under this Guarantee, or (c) the Guarantor shall have given notice of its election to exercise its right to begin or extend an extension period for deferral of interest payments on the Debentures as described in Section 311 of the Indenture, the Guarantor shall not have rescinded that notice and the extension period has commenced and is continuing or any extension thereof has commenced and is continuing, then (i) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than, at any time: (A) dividends or distributions in common stock of the Guarantor or in options, warrants or rights to subscribe for or purchase shares of such common stock, (B) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (C) purchases or acquisitions of common stock of the Guarantor related to the issuance of common stock or rights, or in connection with the satisfaction of the Guarantor’s obligations under, any of the Guarantor’s benefit plans for its directors, officers, consultants or employees or under any dividend reinvestment plan, (D) reclassifications of the capital stock of the Guarantor or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, and (E) purchases of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, and (ii) the Guarantor shall not make any payment of principal (and premium, if any) or interest on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior in interest to the Debentures, other than payments under this Guarantee and (iii) the Guarantor shall not make any payments with respect to any guarantee by it of any debt securities issued by any subsidiary of the Guarantor, which rank pari passu with or junior in interest to the Debentures.

SECTION 6.2.	Ranking.

This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including Senior Indebtedness (as defined in the Indenture) and the Debentures, except those made equal or subordinate by their terms, (ii) pari passu with similar guarantee agreements issued or to be issued by the Guarantor on behalf of holders of trust preferred trust securities of FPIC Capital Trust I, FPIC Capital Statutory Trust II, FPIC Capital Statutory Trust III and FPIC Capital Trust             , and the securities of other trusts similar to the Issuer; and (iii) senior to all capital stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock. By their acceptance thereof, each Holder of Capital Securities agrees to the foregoing provisions of this Guarantee and the other terms set forth herein.

ARTICLE VII.

TERMINATION

SECTION 7.1.	Termination.

This Guarantee shall terminate as to the Capital Securities (i) upon full payment of the price payable upon redemption of all Capital Securities then outstanding, (ii) upon the distribution of all of the Debentures to the Holders of all of the Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon the dissolution or liquidation of the Issuer or upon the conversion or exchange of all of the Capital Securities. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Guarantee.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.1.	Exculpation.

(a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission of such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence, willful misconduct or bad faith with respect to such acts or omissions.

(b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Issuer or the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2.	Indemnification.

The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Guarantee.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1.	Successors and Assigns.

All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another Person or any sale, assignment, transfer, lease or other conveyance of all or substantially all of the Guarantor’s properties and assets to another Person, each as permitted by the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Guarantee. Upon any such merger or consolidation of the Guarantor into any other Person or any sale, assignment, transfer, lease or other conveyance of all or substantially all of the Guarantor’s properties and assets to any Person as permitted by the Indenture, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the

Guarantor herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Guarantee.

SECTION 9.2.	Amendments.

Except with respect to any changes that do not adversely affect the powers, preferences, rights or interests of Holders of the Capital Securities in any material respect (in which case no approval of Holders will be required), this Guarantee may be amended only with the prior approval of the Holders of a Majority in liquidation amount of the Capital Securities. The provisions of the Declaration with respect to amendments thereof shall apply equally with respect to amendments of the Guarantee.

SECTION 9.3.	Notices.

All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a) If given to the Guarantee Trustee, at the Guarantee Trustee’s mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities):

•

(b) If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities and to the Guarantee Trustee):

FPIC Insurance Group, Inc.

225 Water Street, Suite 1400

Jacksonville, Florida 32202

Attention: •

Telecopy: •

Telephone: •

(c) If given to any Holder of the Capital Securities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4.	Benefit.

This Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.5.	Governing Law.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 9.6.	Counterparts.

This Guarantee may contain more than one counterpart of the signature page and this Guarantee may be executed by the affixing of the signature of the Guarantor and the Guarantee Trustee to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

THIS GUARANTEE is executed as of the day and year first above written.

FPIC INSURANCE GROUP, INC.
as Guarantor

By:
Name:
Title:

____________________________________,
as Guarantee Trustee

By:

Name:
Title: